UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2024

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On February 19, 2024 (the “Commencement Date”), the board of directors (the “Board”) of Knightscope, Inc. (the “Company”) appointed each of William G. Billings, Robert A. Mocny, and Melvin W. Torrie to serve as a director of the Company, effective immediately, in each case with a term expiring at the Company’s annual meeting of stockholders to be held in 2024 or until his earlier death, resignation, or removal. Each of Messrs. Billings, Mocny, and Torrie has been appointed to serve on the Compensation Committee of the Board and the Audit Committee of the Board, with Mr. Billings serving as the chair of both committees.

There is no arrangement or understanding between any of Messrs. Billings, Mocny, or Torrie and any other person pursuant to which, in each case, he was selected as a director of the Company, and there is no family relationship between any of Messrs. Billings, Mocny, or Torrie and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Messrs. Billings, Mocny, or Torrie requiring disclosure under Item 404(a) of Regulation S-K.

Effective as of February 20, 2024 (the "Grant Date"), each of Messrs. Billings, Mocny, and Torrie were granted an initial option to purchase 100,000 shares of the Company’s Class A Common Stock, par value $0.001 per share, with the options vesting on the Grant Date.

Each of Messrs. Billings, Mocny, and Torrie are expected to enter into the Company’s standard form of indemnification agreement.

William G. Billings

William (“Will”) G. Billings, age 47, has served as the vice president of finance and chief accounting officer of GlobalFoundries, one of the world’s leading semiconductor manufacturers, since November 2021, where he is responsible for overseeing the company’s global finance and accounting operations. Prior to joining GlobalFoundries, from August 2021 to November 2021, Mr. Billings was vice president of accounting and chief accounting officer at Coursera, an online course provider. Before that, he served as the Global Corporate Controller of Airbnb, Inc., an online marketplace for lodging and tourism activities, from July 2019 to August 2021. Prior to that, Mr. Billings served as Vice President of Finance and Global Controller at World Fuel Services Corporation, an energy, commodities, and services company, from November 2015 to July 2019. From November 2013 to October 2015, Mr. Billings served as Global Technical Controller of General Electric Company, a multinational energy, equipment, solutions and services company. Mr. Billings is a certified public accountant and holds a bachelor of science degree in accounting from Southern University A&M and a master of business administration degree from Rice University. The Board believes Mr. Billings is qualified to serve on the Board due to his significant finance, accounting, and operations experience.

Robert A. Mocny

Robert (“Bob”) A. Mocny, age 66, has been a strategic advisor to the Biometrics Institute Limited since May 2020, a venture partner at Ridge Lane, LP since May 2020, a principal at Deep Water Point & Associates since May 2020, and has provided technical expertise to the Center for National Security and Immigration on immigration related legislation since June 2021. He previously served in various roles at the U.S. Department of Homeland Security (the “DHS”) from April 2001 to February 2020, most recently as the deputy director of technology and innovation at the Federal Protective Service of the DHS from October 2016 to February 2020. Prior to the DHS, Mr. Mocny served at the Immigration and Naturalization Service of the Department of Justice from December 1992 to April 2001, culminating in his role as the Special Assistant to the Deputy Commissioner from April 1998 to April 2001. Mr. Mocny has spearheaded numerous technology innovation initiatives, including office automation software programs and the development of the Secure Electronic Network for Travelers Rapid Inspection (or “SENTRI”) program, which was recognized with a Hammer Award by Vice President Al Gore and is now one of the core Trusted Traveler programs operated by DHS. Mr. Mocny holds a bachelor degree in Soviet Studies from the University of California at Santa Barbara. The Board believes Mr. Mocny is qualified to serve on the Board due to his significant security, law enforcement and government experience and technological expertise.

Melvin W. Torrie

Melvin (“Mel”) W. Torrie, age 53, has served as the chief executive office, president, and chairman of the board of directors of Autonomous Solutions Inc. (“ASI”) since November 2000. ASI was founded in 2000 as a spinoff from Utah State University and provides technology to create fully autonomous vehicles by retrofitting existing equipment. In his role at ASI, Mr. Torrie has piloted robotic development partnerships with some of the largest vehicle manufacturers in the world. Mr. Torrie has taught at Utah State University and is a frequent keynote speaker and trainer on the topics of artificial intelligence, machine learning, autonomous vehicles, industrial robotics, and leadership. Mr. Torrie has a master’s degree in electrical engineering and a computer science minor from Utah State University. The Board believes Mr. Torrie is qualified to serve on the Board due to his significant experience in leadership and with technology, autonomous vehicles, and robotics.

Resignation of Directors

On the Commencement Date, each of Patricia Howell, Linda Keene Solomon, and Patricia L. Watkins resigned from the Board. None of the directors’ resignations was the result of any disagreement with the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

knightscope, INC.

Date: February 20, 2024	By:	/s/ William Santana Li
	Name:	William Santana Li
	Title:	Chief Executive Officer and President